Exhibit 99.1

The First Bancshares, Inc. Reports First Quarter 2015 Results and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 23, 2015--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported quarterly net earnings available to common shareholders of $1.9 million for the first quarter of 2015, compared to net earnings available to common shareholders of $1.3 million reported for the first quarter of 2014 and $1.9 million in net earnings available to common shareholders for the fourth quarter of 2014. Diluted earnings for the first quarter of 2015 were $0.36 per common share, compared to $0.25 per common share reported for the first quarter of 2014 and $0.36 per common share reported for the fourth quarter of 2014. First quarter 2015 net earnings included $84,000 of an after-tax gain on the sale of our branch location at 11281 Highway 49 Gulfport, MS. Excluding this non-operating income, operating earnings per share for the first quarter of 2015 were $0.34.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We continue to see improved operating results across our entire footprint. Consistent growth combined with stringent expense control is producing increasing profitability, improved operating efficiency and enhanced returns to our shareholders.”

Balance Sheet

Consolidated assets increased $52.4 million or 4.8% to reach $1.1 billion for the quarter ended March 31, 2015. Total loans amounted to $716 million at March 31, 2015 and $705 million at December 31, 2014. Total loans increased $11.8 million or 1.7% for the first quarter 2015. The majority of the loan growth during the first quarter was in the commercial and real estate construction portfolios.

Total deposits increased $91.9 million or 10.3% to total $984.6 million for the quarter ended March 31, 2015. The seasonality of our public fund portfolio contributed to this increase.

Asset Quality

Nonperforming assets totaled $11.4 million at March 31, 2015, a decrease of $0.2 million compared to $11.6 million at December 31, 2014. The ALLL/total loans ratio was 0.83% at March 31, 2015 and 0.87% at December 31, 2014. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.13% of loans at March 31, 2015. The ratio of annualized net charge-offs to total loans was 0.18% for the quarter ended March 31, 2015 compared to 0.08% for the quarter ended December 31, 2014.

First Quarter 2015 vs. First Quarter 2014 Earnings Comparison

First quarter 2015 net earnings available to common shareholders totaled $1.9 million compared to $1.3 million for the first quarter of 2014. Revenues from consolidated operations increased $1.4 million in quarterly comparison. Net interest income increased $1.1 million in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income increased $0.2 million in quarterly comparison from $1.7 million for the first quarter of 2014 to $1.9 million for the first quarter of 2015. Slight increases in service charges and interchange fee income along with other noninterest income accounted for this increase.

First quarter 2015 noninterest expenses increased $0.6 million or 8.2% as compared to first quarter 2014. Increases in salaries and employee benefits along with increases in occupancy expenses contributed $0.6 million. A majority of this increase can be attributed to the expansion into Baton Rouge at the end of the first quarter 2014 and the acquisition of Bay Bank at the beginning of the third quarter of 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $9.1 million and $8.1 million for the first quarter of 2015 and 2014, respectively. The FTE net interest income increased $1.0 million in prior year quarterly comparison primarily due to an increase in interest earned on loans. The purchase accounting adjustments reflected a decrease of $0.1 million in net interest income for the first quarter comparisons. First quarter 2015 net interest margin of 3.60% includes 3 bps related to purchase accounting adjustments.

Investment securities totaled $261.9 million, or 22.8% of total assets at March 31, 2015, versus $251.0 million, or 25.4% of total assets at March 31, 2014. The average volume of investment securities increased $10.8 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 1 basis point, from 2.64% to 2.63%. The investment portfolio had a net unrealized gain of $3.9 million at March 31, 2015.

The average yield on all earnings assets decreased 10 basis points in prior year quarterly comparison, from 4.02% for the first quarter of 2014 to 3.92% for the first quarter of 2015.

First Quarter 2015 vs Fourth Quarter 2014 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders remained consistent at $1.9 million with fewer days of accrual in the first quarter.

Noninterest expenses decreased $0.2 million in sequential-quarter comparison mainly consisting of a decrease in other professional services.

FTE net interest income remained stable at $9.1 million in sequential-quarter comparison. The increase in loan income was partially offset by a decrease in accretion related to purchase accounting adjustments.

The average yield on all earnings assets decreased 17 basis points in sequential-quarter comparison, from 4.09% for the fourth quarter of 2014 to 3.92% for the first quarter of 2015. Due to the seasonality of our public fund deposits, we experienced an increase of $91.9 million in deposits during the first quarter of 2015 that impacts our margin negatively on a short term basis.

Other Events

On April 10, 2015, The First closed its branch in Gulfport, MS located at 11281 Highway 49. This branch was originally acquired in 2011 in the acquisition from the Whitney/Hancock merger and is approximately 1 mile from our branch at 15513 O’Neal Rd in Gulfport. We consolidated these branches to offer improved service to our clients and recognize improved operating efficiencies for the Company.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on May 22, 2015 to shareholders of record as of the close of business on May 7, 2015.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands expect per share data)
EARNINGS DATA	Quarter Ended 3/31/15	Quarter Ended 12/31/14	Quarter Ended 9/30/14	Quarter Ended 6/30/14	Quarter Ended 3/31/14
Total Interest Income	$9,683	$9,662	$9,688	$8,574	$8,447
Total Interest Expense	804	791	833	726	623
Net Interest Income	8,879	8,871	8,855	7,848	7,824
FTE net interest income	9,137	9,137	9,128	8,104	8,096
Provision for loan losses	150	152	631	277	358
Non-interest income	1,850	2,055	2,021	2,055	1,672
Non-interest expense	7,818	8,051	8,071	7,384	7,227
Earnings before income taxes	2,761	2,723	2,174	2,242	1,911
Income tax expense	732	682	641	629	484
Net earnings	2,029	2,041	1,533	1,613	1,427
Dividends and accretion on preferred stock	85	86	85	86	106
Net earnings available to common shareholders	$1,944	$1,955	$1,448	$1,527	$1,321

PER COMMON SHARE DATA
Basic earnings per share	$0.36	$0.37	$0.27	$0.30	$0.26
Diluted earnings per share	0.36	0.36	0.27	0.29	0.25
Diluted earnings per share, operating*	0.34	0.34	0.30	0.28	0.25
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	15.12	14.80	14.38	14.02	13.60
Tangible book value at period end*	12.40	12.04	11.58	11.49	11.05
Market price at end of period	16.26	14.51	14.45	14.20	14.49
Shares outstanding at period end	5,400,909	5,342,670	5,338,370	5,180,287	5,175,774
Weighted average shares outstanding:
Basic	5,358,576	5,314,743	5,311,876	5,152,784	5,140,500
Diluted	5,415,100	5,357,644	5,349,686	5,180,019	5,189,929

AVERAGE BALANCE SHEET DATA
Total assets	$1,127,349	$1,073,287	$1,065,080	$1,015,679	$965,518
Loans and leases	705,752	678,252	655,582	598,293	587,180
Total deposits	932,401	891,168	918,477	890,209	804,122
Total common equity	79,722	73,335	72,916	70,357	67,915
Total tangible common equity*	64,967	58,758	59,180	57,201	54,664
Total equity	96,845	90,458	90,039	87,480	85,028

SELECTED RATIOS
Annualized return on avg assets	.72%	.76%	.58%	.64%	.59%
Annualized return on avg assets, operating*	.66%	.68%	.60%	.57%	.54%
Annualized return on avg common equity, operating*	9.33%	9.88%	8.81%	8.18%	7.70%
Annualized return on avg tangible common equity, oper*	11.45%	12.34%	10.86%	10.06%	9.56%
Average loans to average deposits	75.69%	76.11%	71.38%	67.21%	73.02%
Taxable-equivalent net interest margin	3.60%	3.76%	3.79%	3.53%	3.73%
Efficiency Ratio	71.16%	71.94%	72.39%	72.68%	73.99%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.83%	.87%	.91%	.99%	.98%
Nonperforming assets to tangible equity + ALLL	12.70%	13.29%	13.29%	16.13%	12.34%
Nonperforming assets to total loans + ORE	1.58%	1.64%	1.69%	2.18%	1.66%
Annualized QTD net charge-offs to total loans	.18%	.08%	.33%	.06%	.19%

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Assets
Cash and cash equivalents	$94,474	$44,618	$50,447	$55,443	$81,978
Securities available-for-sale	246,842	254,744	262,651	263,653	236,460
Securities held-to-maturity	7,829	8,193	8,411	8,421	8,429
Other investments	7,235	7,234	5,592	4,025	6,148
Total investment securities	261,906	270,171	276,654	276,099	251,037
Loans held for sale	1,657	2,103	3,769	3,220	2,586
Total loans	716,359	704,531	667,533	606,812	590,947
Allowance for loan losses	(5,928)	(6,095)	(6,084)	(5,999)	(5,811)
Loans, net	710,431	698,436	661,449	600,813	585,136
Premises and equipment	33,769	34,810	35,079	31,339	31,416
Other Real Estate	4,598	4,654	4,986	4,875	5,221
Goodwill and other intangibles	14,691	14,791	14,363	13,108	13,203
Other assets	24,622	24,182	25,515	24,392	17,990
Total assets	$1,146,148	$1,093,768	$1,072,262	$1,009,289	$988,567

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$203,766	$201,362	$195,957	$183,226	$179,334
Interest-bearing deposits	780,877	691,413	711,558	700,646	684,247
Total deposits	984,643	892,775	907,515	883,872	863,581
Borrowings	49,446	89,450	49,456	13,500	15,000
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	2,708	5,017	11,117	11,830	12,180
Total liabilities	1,047,382	997,552	978,398	919,512	901,071
Total shareholders’ equity	98,766	96,216	93,864	89,777	87,496
Total liabilities and shareholders’ equity	$1,146,148	$1,093,768	$1,072,262	$1,009,289	$988,567

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Interest Income:
Loans, including fees	$8,147	$8,071	$7,923	$7,094	$7,006
Investment securities	1,512	1,534	1,623	1,453	1,432
Accretion of purchase accounting adjustments	1	51	136	(3)	(2)
Other interest income	23	6	6	30	11
Total interest income	9,683	9,662	9,688	8,574	8,447

Interest Expense:
Deposits	679	678	720	698	637
Borrowings	127	114	99	97	112
Subordinated debentures	45	46	45	45	45
Accretion of purchase accounting adjustments	(47)	(47)	(31)	(114)	(171)
Total interest expense	804	791	833	726	623

Net interest income	8,879	8,871	8,855	7,848	7,824
Provision for loan losses	150	152	631	277	358
Net interest income after provision for loan losses	8,729	8,719	8,224	7,571	7,466

Non-interest Income:
Service charges on deposit accounts	568	608	616	594	561
Mortgage Income	334	445	522	407	349
Interchange Fee Income	499	561	563	507	472
Gain (loss) on securities, net	-	(4)	(13)	254	-
Gain on sale of premises and equipment	110	-	-	-	111
BEA award, net	-	223	-	-	-
Other charges and fees	339	222	333	293	179
Total non-interest income	1,850	2,055	2,021	2,055	1,672

Non-interest expense:
Salaries and employee benefits	4,626	4,551	4,554	4,260	4,097
Occupancy expense	1,109	1,156	1,209	1,093	1,068
FDIC premiums	241	271	222	222	223
Marketing	62	160	94	87	53
Amortization of core deposit intangibles	100	100	98	94	94
Other professional services	258	412	429	456	389
Other non-interest expense	1,422	1,401	1,465	1,172	1,303
Total Non-interest expense	7,818	8,051	8,071	7,384	7,227
Earnings before income taxes	2,761	2,723	2,174	2,242	1,911
Income tax expense	732	682	641	629	484
Net earnings	2,029	2,041	1,533	1,613	1,427
Dividends and accretion on preferred stock	85	86	85	86	106
Net earnings available to common shareholders	$1,944	$1,955	$1,448	$1,527	$1,321

Earnings per common share, diluted	$0.36	$0.36	$0.27	$0.29	$0.25
Operating earnings per common share, diluted*	$0.34	$0.34	$0.30	$0.28	$0.25

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Mar 31, 2015	Percent of Total	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014	Percent of Total
Commercial, financial and agricultural	$110,806	15.5%	$106,109	$100,263	$81,958	$84,898	14.3%
Real estate – construction	93,168	13.0%	84,935	83,908	74,105	73,523	12.4%
Real estate – commercial	242,969	33.8%	238,602	217,684	204,101	198,984	33.5%
Real estate – residential	254,844	35.5%	256,406	248,125	230,310	218,901	36.9%
Consumer	14,572	2.0%	18,479	17,553	16,337	14,641	2.5%
Loans held for sale	1,657	.2%	2,103	3,769	3,220	2,586	0.4%
Total loans	$718,016	100%	$706,634	$671,302	$610,031	$593,533	100%

COMPOSITION OF DEPOSITS	Mar 31, 2015	Percent of Total	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014	Percent of Total
Noninterest bearing	$203,766	20.7%	$201,362	$195,957	$183,226	$179,334	20.8%
NOW and other	404,605	41.1%	301,721	317,569	326,683	308,231	35.7%
Money Market/Savings	183,048	18.6%	183,633	183,068	171,842	169,043	19.5%
Time Deposits of less than $100,000	80,606	8.2%	85,365	86,897	80,144	82,780	9.6%
Time Deposits of $100,000 or more	112,618	11.4%	120,694	124,024	121,975	124,509	14.4%
Total Deposits	$984,643	100%	$892,775	$907,515	$883,872	$863,581	100%

ASSET QUALITY DATA	Mar 31, 2015		Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Nonaccrual loans	$5,995		$6,056	$6,032	$6,063	$2,267
Loans past due 90 days and over	426		669	102	447	443
Total nonperforming loans	6,421		6,725	6,134	6,510	2,710
Other real estate	4,598		4,654	4,986	4,875	5,221
Nonaccrual securities	408		250	250	1,950	1,950
Total nonperforming assets	$11,427		$11,629	$11,370	$13,335	$9,881

Nonperforming assets to total assets	1.00%		1.06%	1.06%	1.32%	1.00%
Nonperforming assets to total loans + ORE	1.58%		1.64%	1.69%	2.18%	1.66%
ALLL to nonperforming loans	94.66%		90.63%	99.18%	92.15%	214.43%
ALLL to total loans	.83%		.87%	.91%	.99%	.98%

Quarter-to-date net charge-offs	$316		$141	$546	$89	$275
Annualized QTD net charge-offs to loans	.18%		.08%	.33%	.06%	.19%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014			March 31, 2014
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$184,401	$992	2.15%	$189,691	$998	2.10%	$201,194	$1,072	2.13%	$183,976	$937	2.04%	$166,900	$894	2.14%
Tax-exempt securities	81,717	759	3.72%	84,413	783	3.71%	86,498	802	3.71%	84,813	753	3.55%	88,359	791	3.58%
Total investment securities	266,118	1,751	2.63%	274,104	1,781	2.60%	287,692	1,874	2.61%	268,789	1,690	2.51%	255,259	1,685	2.64%
Fed funds sold	16,248	23	0.57%	408	6	5.88%	2,037	6	1.18%	3,603	30	3.33%	8,118	11	0.54%
Int bearing deposits in	27,430	19	0.28%	18,270	19	0.42%	16,854	22	0.52%	47,210	19	0.16%	17,122	19	0.44%
Loans	705,752	8,148	4.62%	678,252	8,122	4.79%	655,582	8,059	4.92%	598,293	7,091	4.74%	587,180	7,004	4.77%
Total Interest earning assets	1,015,548	9,941	3.92%	971,034	9,928	4.09%	962,165	9,961	4.14%	917,895	8,830	3.85%	867,679	8,719	4.02%
Other assets	111,801			102,253			102,915			97,784			97,839
Total assets	$1,127,349			$1,073,287			$1,065,080			$1,015,679			$965,518

Interest-bearing liabiltities:
Deposits	$736,199	$632	0.34%	$693,657	$630	0.36%	$723,911	$688	0.38%	$711,936	$584	0.33%	$638,155	$466	0.29%
Repo	5,000	48	3.84%	5,000	49	3.92%	5,000	49	3.92%	5,000	48	3.84%	5,000	48	3.84%
Fed funds purchased	108	-	0.00%	1,645	4	0.97%	326	1	1.23%	256	1	1.56%	1,189	2	0.67%
FHLB	78,892	78	0.40%	63,040	62	0.39%	28,038	50	0.71%	9,802	48	1.96%	46,244	62	0.54%
Subordinated debentures	10,310	45	1.75%	10,310	46	1.78%	10,310	45	1.75%	10,310	45	1.75%	10,310	45	1.75%
Total interest bearing liabilities	830,509	804	0.39%	773,652	791	0.41%	767,585	833	0.43%	737,304	726	0.39%	700,898	623	0.36%
Other liabilities	199,995			209,177			207,456			190,895			179,592
Shareholders' equity	96,845			90,458			90,039			87,480			85,028
Total liabilities and shareholders' equity	$1,127,349			$1,073,287			$1,065,080			$1,015,679			$965,518

Net interest income (TE)		$9,137	3.53%		$9,137	3.68%		$9,128	3.71%		$8,104	3.45%		$8,096	3.66%

Net interest margin			3.60%			3.76%			3.79%			3.53%			3.73%

Core net interest margin*			3.57%			3.72%			3.72%			3.48%			3.65%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconcilement of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Book value per common share		$15.12	$14.80	$14.38	$14.02	$13.60
Effect of intangible assets per share		2.72	2.76	2.80	2.53	2.55
Tangible book value per common share		$12.40	$12.04	$11.58	$11.49	$11.05

Diluted earnings per share		$0.36	$0.36	$0.27	$0.29	$0.25
Effect of gain on sale of other securities, after-tax		-	-	-	(0.03)	-
Effect of gain on sale of bank premises, after-tax		(0.02)	-	-	-	(0.02)
Effect of BAE, after-tax		-	(0.02)	-	-	-
Effect of acquisition charges, after-tax		-	-	0.03	0.02	0.02
Diluted earnings per share, operating		$0.34	$0.34	$0.30	$0.28	$0.25

		Three Months Ended
Average Balance Sheet Data		Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Total average assets	A	$1,127,349	$1,073,287	$1,065,080	$1,015,679	$965,518

Total equity		$96,845	$90,458	$90,039	$87,480	$85,028
Less preferred equity		17,123	17,123	17,123	17,123	17,113
Total common equity	B	79,722	73,335	72,916	70,357	67,915
Less intangible assets		14,755	14,577	13,736	13,156	13,251
Tangible common equity	C	$64,967	$58,758	$59,180	$57,201	$54,664

		Three Months Ended
Core Net Interest Margin		Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Net interest income (TE)		$9,137	$9,137	$9,128	$8,104	$8,096
Less purchase accounting adjustments		48	98	167	111	169
Net interest income, net of purchase accounting adj	D	$9,089	$9,039	$8,961	$7,993	$7,927

Total average earning assets		$1,015,548	$971,034	$962,165	$917,895	$867,679
Add average balance of loan valuation discount		1,730	1,780	852	201	198
Avg earning assets, excluding loan valuation discount	E	$1,017,278	$972,814	$963,017	$918,096	$867,877

Core net interest margin	D/E	3.57%	3.72%	3.72%	3.48%	3.65%

		Three Months Ended
Return Ratios		Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Net earnings	F	$2,029	$2,041	$1,533	$1,613	$1,427
Dividends and accretion on preferred stock		85	86	85	86	106
Net earnings available to common shareholders		1,944	1,955	1,448	1,527	1,321
Gain on sale of other securities, after-tax		-	-	-	(183)	-
Gain on sale of premises and equipment, after-tax		(84)	-	-	-	(82)
BAE, after-tax		-	(165)	-	-	-
Acquisition charges, after-tax		-	22	158	94	68
Net earnings available to common shareholders, oper	G	$1,860	$1,812	$1,606	$1,438	$1,307

Annualized return on avg assets	F/A	.72%	.76%	.58%	.64%	.59%
Annualized return on avg assets, oper	G/A	.66%	.68%	.60%	.57%	.54%
Annualized return on avg common equity, oper	G/B	9.33%	9.88%	8.81%	8.18%	7.70%
Annualized return on avg tangible common equity, oper	G/C	11.45%	12.34%	10.86%	10.06%	9.56%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole
Chief Executive Officer
or
Dee Dee Lowery
Chief Financial Officer
601-268-8998